SCHEDULE 13G

EXHIBIT B

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned persons hereby agree that reports on Schedule 13G, and amendments thereto, with respect to the Series C Liberty Live Common Stock of Liberty Media Corporation may be filed in a single statement on behalf of each of such persons, and further, each of such persons designates Warren E. Buffett as its agent and Attorney-in-Fact for the purpose of executing any and all Schedule 13G filings required to be made by it with the Securities and Exchange Commission.

Dated: February 14, 2024	/s/ Warren E. Buffett
Warren E. Buffett

Berkshire Hathaway Inc.

Dated: February 14, 2024	/s/ Warren E. Buffett
By: Warren E. Buffett Title: Chairman of the Board

National Indemnity Company

Dated: February 14, 2024	/s/ Marc D. Hamburg
By: Marc D. Hamburg Title: Chairman of the Board

GEICO Corporation

Dated: February 14, 2024	/s/ Todd A. Combs
By: Todd A. Combs
Title: President

Government Employees Insurance Company

Dated: February 14, 2024	/s/ Todd A. Combs
By: Todd A. Combs
Title: President

Berkshire Hathaway Consolidated Pension Plan Master Trust

Dated: February 14, 2024	/s/ Mark D. Millard
By: Mark D. Millard
Title: Vice President, Berkshire Hathaway Inc.

National Fire & Marine Insurance Company

Dated: February 14, 2024	/s/ Marc D. Hamburg
By: Marc D. Hamburg
Title: Chairman of the Board

Berkshire Hathaway Life Insurance Company of Nebraska

Dated: February 14, 2024	/s/ Marc D. Hamburg
By: Marc D. Hamburg Title: Chairman of the Board

Scott Fetzer Collective Investment Trust

Dated: February 14, 2024	/s/ Robert McBride
By: Robert McBride
Title: President, Scott Fetzer Company

BNSF Master Retirement Trust

Dated: February 14, 2024	/s/ Paul Bischler
By: Paul Bischler
Title: Vice President, Burlington Northern Santa Fe, LLC

Precision Castparts Corp. Master Trust

Dated: February 14, 2024	/s/ Shawn Hagel
By: Shawn Hagel
Title: Executive Vice President and Chief Financial Officer, Precision Castparts Corp.

Dated: February 14, 2024	/s/ R. Ted Weschler
By: R. Ted Weschler